         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.


                             SECURED PROMISSORY NOTE
                             -----------------------


$60,000.00                                                         April 2, 2003
                                                             Clearwater, Florida

         For value received, Digital Lightwave, Inc., a Delaware corporation (the "Company"), promises to pay to Optel, LLC (the "Holder"), the principal sum of Sixty Thousand Dollars ($60,000.00). Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to 10.0% per annum, compounded annually. This Note is subject to the following terms and conditions.

         1. MATURITY. Principal and any accrued but unpaid interest under this Note shall be due and payable upon demand by the Holder at any time after July 31, 2004 (the "Maturity Date"). Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable immediately prior to the earlier to occur of (a) a Change of Control (as defined below), (b) the insolvency of the Company, (c) the commission of any act of bankruptcy by the Company, (d) the execution by the Company of a general assignment for the benefit of creditors,
(e) the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, or (f) the appointment of a receiver or trustee to take possession of the property or assets of the Company. For purposes of this Note a "Change of Control" shall mean a sale of all or substantially all of the Company's assets, or any merger or consolidation of the Company with or into another corporation; other than a merger or consolidation in which the holders of more than 50% of the shares of capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by their being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company, or such surviving entity, outstanding immediately after such transaction.

         2. PAYMENT; PREPAYMENT. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Prepayment of this Note may be made at any time without penalty.

         3. TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

         4. GOVERNING LAW. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Florida, without giving effect to principles of conflicts of law.

         5. NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below or as subsequently modified by written notice.

         6. AMENDMENTS AND WAIVERS. Any term of this Note may be amended only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 6 shall be binding upon the Company, each Holder and each transferee of any Note.

         8. OFFICERS AND DIRECTORS NOT LIABLE. In no event shall any, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

         9. SECURITY INTEREST. This Note is secured by all of the assets of the Company in accordance with a separate security agreement originally dated as of February 14, 2003 and amended and restated as of the date hereof (the "Security Agreement"), between the Company and the Holder. In case of an Event of Default (as defined in the Security Agreement), the Holder shall have the rights set forth in the Security Agreement.

         10. COUNTERPARTS. This Note may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement.

         11. ACTION TO COLLECT ON NOTE. If action is instituted to collect on this Note, the Company promises to pay all costs and expenses, including reasonable attorney's fees, incurred in connection with such action.

         12. LOSS OF NOTE. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

         This Note was entered into as of the date set forth above.


                                    COMPANY:

                                    DIGITAL LIGHTWAVE, INC.


                                    By:_________________________________________

                                    Name:_______________________________________
                                                        (print)
                                    Title:______________________________________




AGREED TO AND ACCEPTED:

OPTEL, LLC


By:  _________________________

Name: ________________________
               (print)
Title:  ______________________









                                      -3-